Exhibit 22.1

List of the Issuer and its Guarantor Subsidiaries

As of October 4, 2025, the following subsidiaries of Advance Auto Parts, Inc. (the “Issuer”) guarantee the 1.75% senior unsecured notes due October 1, 2027 (the "2027 Notes"), 5.95% senior unsecured notes due March 9, 2028 (the "2028 Notes"), the 3.90% senior unsecured notes due April 15, 2030 (the "3.90% 2030 Notes"), the 7.000% senior unsecured notes due August 1, 2030 (the "7.000% 2030 Notes"), the 3.50% senior unsecured notes due March 15, 2032 (the “2032 Notes”) and the 7.375% senior unsecured notes due August 1, 2033 (the "2033 Notes") (collectively, the “Senior Unsecured Notes”) each issued by the Issuer:

Entity	Jurisdiction of Incorporation or Organization	2027 Notes	2028 Notes	3.90% 2030 Notes	7.000% 2030 Notes	2032 Notes	2033 Notes
Advance Auto Parts, Inc.	Delaware	Issuer	Issuer	Issuer	Issuer	Issuer	Issuer
AAP Financial Services, Inc.	Virginia	Guarantor	Guarantor	Guarantor	N/A	Guarantor	N/A
Advance Auto Business Support, LLC	Virginia	N/A	N/A	N/A	Guarantor	N/A	Guarantor
Advance Stores Company, Incorporated	Virginia	N/A	N/A	N/A	Guarantor	N/A	Guarantor
B.W.P. Distributors, Inc.	New York	N/A	N/A	N/A	Guarantor	N/A	Guarantor
Carquest Canada Ltd. Carquest Canada Ltée	Ontario	N/A	N/A	N/A	Guarantor	N/A	Guarantor
Carquest Canada Holdings Inc. Gestion Carquest Canada Inc.	Ontario	N/A	N/A	N/A	Guarantor	N/A	Guarantor
Discount Auto Parts, LLC	Virginia	N/A	N/A	N/A	Guarantor	N/A	Guarantor
E-Advance, LLC	Virginia	N/A	N/A	N/A	Guarantor	N/A	Guarantor
General Parts Distribution LLC	North Carolina	N/A	N/A	N/A	Guarantor	N/A	Guarantor
General Parts International, LLC	North Carolina	N/A	N/A	N/A	Guarantor	N/A	Guarantor
General Parts, Inc.	North Carolina	N/A	N/A	N/A	Guarantor	N/A	Guarantor
Golden State Supply LLC	Nevada	N/A	N/A	N/A	Guarantor	N/A	Guarantor
Straus-Frank Enterprises, LLC	Texas	N/A	N/A	N/A	Guarantor	N/A	Guarantor
Western Auto Supply Company	Delaware	N/A	N/A	N/A	Guarantor	N/A	Guarantor
Western Auto of Puerto Rico, Inc.	Delaware	N/A	N/A	N/A	Guarantor	N/A	Guarantor
Western Auto of St. Thomas, Inc.	Delaware	N/A	N/A	N/A	Guarantor	N/A	Guarantor
Worldwide Auto Parts, Inc.	California	N/A	N/A	N/A	Guarantor	N/A	Guarantor